Exhibit 23.2

KPMG LLP Suite 1900 440 Monticello Avenue Norfolk, VA 23510

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2022, with respect to the consolidated financial statements of PRA Group, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Norfolk, Virginia

March 2, 2023